Exhibit 99.9



                          CERTIFICATE OF DESIGNATION OF

                            PREFERENCES AND RIGHTS OF

                       AMERICAN RADIO SYSTEMS CORPORATION

                 11 3/8% CUMULATIVE EXCHANGEABLE PREFERRED STOCK


         American Radio Systems Corporation, a Delaware corporation (hereinafter called, the "Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), the Board of Directors of the Corporation duly adopted the following resolution:

         RESOLVED, that pursuant to Article Four of the Restated Certificate (which authorizes 10,000,000 shares of preferred stock, $.01 par value), the Board of Directors of the Corporation hereby fixes the voting powers, designations and preferences, and the relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of a series of Cumulative Exchangeable Preferred Stock.

         RESOLVED, that each share of the Cumulative Exchangeable Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated "11 3/8% Cumulative Exchangeable Preferred Stock", par value $.01 per share (the "Exchangeable Preferred Stock"). The liquidation preference of the Exchangeable Preferred Stock shall be $100.00 per share. The Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, each other class of capital stock or series of preferred stock established after the date hereof by the



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Board of  Directors  of the  Corporation  (or,  to the extent  permitted  by the
General Corporation Law of the State of Delaware, the Executive Committee thereof) (the "Board") which does not expressly provide that it ranks senior to or on a parity with the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Corporation established after the date hereof by the Board, which expressly provides that such series will rank on a parity with the Exchangeable Preferred
Stock  as  to  dividend  rights  and  rights  on  liquidation,   winding-up  and
dissolution and with the Corporation's 7% Convertible Exchangeable Preferred Stock (the "7% Preferred"), par value $.01 (collectively referred to as "Parity Securities"); and (iii) junior to each other class of capital stock or series of preferred stock established after the date hereof by the Board the terms of which specifically provide that such series will rank senior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Senior Securities").

         SECTION 2. Authorized Number. The number of shares constituting the Exchangeable Preferred Stock shall be 3,700,000 shares.

         SECTION 3. Dividends. (a) Holders of shares of the Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cash dividends at an annual rate of 11 3/8% of the liquidation preference per share of the Exchangeable Preferred Stock; provided, however, that such rate per annum is subject to increase as provided for in paragraph (c) below. Dividends will be payable quarterly in arrears on April 15, July 15, August 15 and January 15 of each year, commencing April 15, 1997 (each, a "Dividend Payment Date"), provided that if any dividend, including Additional Dividends (as defined in paragraph
(c) below), if any, payable on any Dividend Payment Date on or before January 15, 2002 is not declared and paid in full in cash on such Dividend Payment Date, the

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amount  payable as dividends on such  Dividend  Payment Date that is not paid in cash on such Dividend Payment Date shall, subject to the terms of any Parity Securities or any Senior Securities and unless otherwise resolved by the Board with respect to such Dividend Payment Date, be paid in additional shares of Exchangeable Preferred Stock on such Dividend Payment Date and shall, unless such shares are not issued, be deemed paid in full and shall not accumulate, provided, further that the Corporation may, at its option, pay cash in lieu of fractional shares (valued for such purpose at the liquidation preference of the Exchangeable Preferred Stock) that may otherwise be issued pursuant to the foregoing clause. Each dividend will be payable or issuable, as the case may be, to Holders of record as they appear on the stock transfer books of the Corporation on a record date, not more than 60 nor less than 10 days before the payment date, fixed by the Board. Dividends will be cumulative from the date of original issuance of the Exchangeable Preferred Stock. Dividends payable on the Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. The amount of Additional Dividends, if any, will be determined consistent with the preceding sentence and by multiplying the applicable Additional Dividends by a fraction, the numerator of which is the number of days such rate was applicable during any Interest Period and the denominator of which is 360. The Exchangeable Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Dividends shall cease to accumulate in respect of the Exchangeable Preferred Stock on the Debenture Exchange Date or on the date of their earlier redemption unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Exchangeable Preferred Stock on such Debenture Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends. Dividends on account of arrears and dividends in connection with any optional redemption pursuant to Section 6(a) may be declared and paid at any

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time,  without  reference to any regular  Dividend  Payment  Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Corporation.

         (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been paid (or are deemed paid) or, if payable in cash, set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock shall share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full dividends have not been paid on the Exchangeable Preferred Stock.

         (c) (i) If the Corporation fails to file an Exchange Offer Registration Statement or a Shelf Registration Statement (in the circumstances described below) within 90 days of the Issue Date (or, in the case of the Shelf Registration Statement, if later, within 30 days of the Shelf Event), or such Exchange Offer Registration Statement or Shelf Registration Statement fails to become effective within 180 days of the Issue Date (or, in the case of the Shelf Registration Statement, if later, within 90 days of the Shelf Event) or the Exchange Offer is not consummated within 225 days of the Issue Date, then, as liquidated damages, additional dividends (the "Additional Dividends") shall become payable with respect to the Exchangeable Preferred Stock as set forth in paragraphs (ii), (iii) and (iv) below, respectively.

                  (ii) If (1) the Exchange Offer Registration Statement is not filed within 90 days of the Issue Date, or (2)(a) the Company determines, or, in the absence of such determination is notified by the relevant Holder, that a Holder would be unable to participate in the Exchange Offer or that, after the Exchange Offer, a Holder would not

                                       -4-

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receive freely  transferable shares of preferred stock in the Exchange Offer, or
(b) Holders of not less than a majority of Exchangeable Preferred Stock who have determined that their interests would be adversely affected by consummation of the Exchange Offer, in which event the Company shall not proceed with or consummate the Exchangeable Offer and clause (1) shall not apply (each of the events in clause 2(a) and 2(b) being a "Shelf Event"), and, in the case of clause 2(a) or 2(b), the Shelf Registration Statement is not filed within the later of 90 days following the Issue Date or 30 days following the Shelf Event, then Additional Dividends shall be payable on the Exchangeable Preferred Stock by increasing the dividend rate set forth in Section 3(a) hereof by 0.5% per annum on the liquidation preference for the first 90 days commencing on the 91st day after the Issue Date (or, in the case of the Shelf Registration Statement, if later, on the 31st day after the Shelf Event), such Additional Dividends increasing by an additional 0.5% per annum on the liquidation preference at the beginning of each subsequent 90-day period.

                  (iii) If the Exchange Offer Registration Statement is not effective within 180 days of the Issue Date, unless a Shelf Event of the nature described in paragraph (c)(ii)(2)(b) above has occurred, or, if a Shelf Event occurs, the Shelf Registration Statement is not declared effective within the later of 180 days following the Issue Date or 90 days following the Shelf Event, Additional Dividends shall be payable on the Exchangeable Preferred Stock by increasing the dividend rate set forth in Section 3(a) hereof by 0.5% per annum on the liquidation preference for the first 90 days commencing on the 181st day after the Issue Date (or, in the case of the Shelf Registration Statement, if later, on the 91st day after the Shelf Event), such Additional Dividends increasing by an additional 0.5% per annum on the liquidation preference at the beginning of each subsequent 90-day period.

                  (iv) If (A) the Corporation has not exchanged all of the shares of Exchangeable Preferred Stock validly tendered in accordance with the terms of the Exchange Offer on or prior to 225 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective

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at any time prior to the time that the Exchange Offer is  consummated,  unless a
Shelf Event of the nature described in paragraph (c)(ii)(2)(b) above has occurred, or (C) the Shelf Registration Statement has been declared effective, if a Shelf Event has occurred, and the Shelf Registration Statement subsequently ceases to be effective at any time prior to the date on which all the Exchangeable Preferred Stock held by persons that are not affiliates of the Corporation may be resold without registration pursuant to Rule 144(k) under the Securities Act (unless all of the Exchangeable Preferred Stock registered thereunder has been sold thereunder), then Additional Dividends shall be payable on the Exchangeable Preferred Stock by increasing the dividend rate set forth in
Section 3(a) hereof by 0.5% per annum on the liquidation preference for the first 90 days commencing on (I) the 226th day after the Issue Date with respect to the Exchangeable Preferred Stock validly tendered and not exchanged by the Corporation, in the case of (A) above, or (ii) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (III) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Dividends increasing by an additional 0.5% per annum on the liquidation preference at the beginning of each subsequent 90-day period.

                  (v) Notwithstanding paragraphs (i)-(iv) of this paragraph (c), the aggregate amount of all Additional Dividends payable hereunder shall not exceed in the aggregate 1.0% per annum on the liquidation preference. In addition (A) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of paragraph (c)(ii) above), (B) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of paragraph (c)(iii) above), or (C) upon the exchange of Exchange Preferred for the Exchangeable Preferred Stock tendered (in the case of paragraph (c)(iv)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement that had ceased to remain effective (in the case of paragraph (c)(iv)(B) above), or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective (in the case of paragraph (c)(iv)(C) above), the

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dividend rate on the  Exchangeable  Preferred Stock shall revert to the dividend rate set forth in Section 3(a) hereof and Additional Dividends on the Exchangeable Preferred Stock shall cease to be payable.

         SECTION 4. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of assets is made on any Junior Securities, including, without limitation, Common Stock of the Corporation, the Holders of Exchangeable Preferred Stock shall receive the liquidation preference per share and shall be entitled to receive, without duplication, an amount equal to all accumulated and unpaid dividends through the date of distribution, and the Holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accumulated and unpaid dividends with respect to their respective shares through and including the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay in full the amounts described above as payable with respect to the Exchangeable Preferred Stock and any Parity Securities, the Holders of the Exchangeable Preferred Stock and such Parity Securities will share ratably in any such distribution of assets of the Corporation first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accumulated and unpaid dividends. After payment of any such liquidation preference and accumulated and unpaid dividends, the shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. For purposes hereof, accumulated dividends shall include a pro rated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up. Neither the sale or transfer of all or substantially all the assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or other entity or a merger of any other corporation or other entity

                                       -7-

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with or into the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation.

         SECTION 5. Voting Rights. (a) In addition to such other vote, if any, as may be required by Delaware law or provided by the resolution creating any other series of preferred stock to the extent such resolution refers to the Exchangeable Preferred Stock, so long as any shares of Exchangeable Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the outstanding shares of Exchangeable Preferred Stock and any Parity Securities, voting together as a single class (with each share being entitled to the number of votes otherwise specified, if so specified, for such securities) without regard to series, shall be necessary to (i) issue, authorize or increase the authorized amount of any obligation or security convertible into or evidencing a right to purchase, any class or series of Senior Securities, (ii) increase or decrease the par value of the shares of Exchangeable Preferred Stock or (iii) alter or change the powers, preferences, or special rights of the shares of Exchangeable Preferred Stock so as to affect them adversely. Except as provided above, the creation, authorization or issuance of any shares of any Junior Securities or Parity Securities (or any security or obligation (other than Senior Securities) convertible into or evidencing the right to purchase Junior Securities or Parity Securities) or the increase or decrease in the amount of authorized Junior Securities or Parity Securities (or any security or obligation (other than Senior Securities) convertible into or evidencing the right to purchase Junior or Parity Securities), shall not require the consent of Holders of Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of Exchangeable Preferred Stock.

         (b) Prior to the Debenture Exchange Date (as defined in Section 8(a) below), the Corporation shall not amend or modify the Indenture (as defined in
Section 8(a) below), without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock, voting together as a single class; provided, however, that the Corporation and the Trustee (as

                                       -8-

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defined in Section 8(a) below) shall be  permitted,  without any vote or consent of such Holders, to effect any amendments to the Indenture that could have been effected under the Indenture without the consent of Holders of Exchange Debentures (as defined in Section 8(a) below) if any Exchange Debentures were then outstanding.

         (c) Without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a single class, the Corporation shall not consolidate or merge with or into (whether or not the Corporation is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

         (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii) the Surviving Person (if other than the Corporation) assumes all the obligations of the Corporation under this Certificate of Designation; (iii) at the time of and immediately after such Disposition, no Voting Rights Triggering Event shall have occurred and be continuing; and

         (iv) the Surviving Person shall at the time of such Disposition and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test described under Section 10(a).

         (d) (i) In the event that (1) dividends (either in cash or, on or before January 15, 2002, through the issuance of additional shares of Exchangeable Preferred Stock) on the Exchangeable Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Corporation fails to redeem all of the then outstanding shares of Exchangeable Preferred Stock on January 15, 2009 or otherwise fails to discharge any redemption obligation with respect to the Exchangeable

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Preferred Stock; (3) the Corporation fails to make an Offer to Purchase (whether pursuant to the terms of Section 7(e) or otherwise) following a Change of Control if such Offer to Purchase is required by Section 7 hereof or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Offer to Purchase; (4) the Corporation breaches or violates one of the provisions set forth in any of Sections 8(a), 8(b), 8(c) or 8(d) hereof and the breach or violation continues for a period of 30 days or more after the Corporation receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock than outstanding or (5) the Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or that has been accelerated, aggregates $5,000,000 or more at one time, in each case, after a 30-day period during which such default shall not have been cured or such acceleration rescinded, then in the case of any of clauses (1)-(5) the maximum authorized number of directors of the Corporation will be increased by two and Holders of Exchangeable Preferred Stock shall be entitled to vote their shares of Exchangeable Preferred Stock, together with the Holders of any Parity
Securities   upon  which  like  voting  rights  have  been   conferred  and  are
exercisable, in accordance with the procedures set forth below, to elect, as a class, an additional two directors; provided, however, that (x) Holders of Exchangeable Preferred Stock and such Parity Securities shall not elect as director any individual who if so elected would cause the Corporation to be in violation of the Communications Act of 1934, as amended, or the rules and regulations of the FCC, and (y) if the exercise of such right by the Holders of the Exchangeable Preferred Stock and such Parity Securities would cause the Corporation or any of its subsidiaries not to qualify for a license granted by the FCC that is necessary for the

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continued operation of the Corporation or such subsidiaries,  the Board shall be increased, and such Holders shall be entitled to vote their shares to elect only such lesser number, including zero, of directors as would not result in the Corporation or such subsidiaries not qualifying for such license. Each such event described in clauses (1), (2), (3), (4) and (5) is a "Voting Rights Triggering Event". So long as shares of Exchangeable Preferred Stock shall be outstanding, the Holders of Exchangeable Preferred Stock shall retain the right to vote and elect, with the Holders of any such Parity Securities, voting together as a single class (with each share being entitled to the number of votes otherwise specified for such securities) without regard to series, such number of directors until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Exchangeable Preferred Stock are paid in full in cash or, with respect to any Dividend Period ending on or before January 15, 2002, through the issuance of additional shares of Exchangeable Preferred Stock; and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding and entitled to vote thereon. Such period is hereinafter referred to as a "Default Period". The voting rights provided herein shall be the exclusive remedy at law or in equity of the Holders of the Exchangeable Preferred Stock for any Voting Rights Triggering Event.

                    (ii) So long as any shares of Exchangeable Preferred Stock shall be outstanding, during any Default Period, such voting right of the Holders of Exchangeable Preferred Stock may be exercised initially at a special meeting called pursuant to paragraph (iii) below or at any annual meeting of stockholders. The absence of a quorum of Holders of Common Stock or any class thereof shall not affect the exercise of such voting rights by the Holders of Exchangeable Preferred Stock and Parity Securities.

                   (iii) Unless the Holders of Exchangeable Preferred Stock and Parity Securities so entitled, if any are then outstanding, have, during an existing Default Period,

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previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning shares having in the aggregate not less than 5% of the votes of Exchangeable Preferred Stock and such Parity Securities, taken together as a single class, may request, the calling of a special meeting of Holders of Exchangeable Preferred Stock and such Parity Securities, if any are then outstanding, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which Holders of Exchangeable Preferred Stock and such Parity Securities are entitled to vote pursuant to this paragraph shall be given to each Holder of record of Exchangeable Preferred Stock by mailing a copy of such notice to such Holder at such Holder's last address as the same appears on the stock transfer books of the Corporation. Such meeting shall be called for a time not later than twenty
(20) days after such order or request, or, in default of the calling of such meeting may be called on similar notice by any stockholder or stockholders owning shares having in the aggregate not less than 5% of the votes of Exchangeable Preferred Stock and such Parity Securities, taken together as a single class (who shall have, and to whom the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof). At any meeting held for the purpose of electing directors at which the Holders of Exchangeable Preferred Stock and any Parity Securities shall have the right to elect directors as aforesaid, the presence in person or by proxy of the Holders owning shares having at least a majority of the votes of Exchangeable Preferred Stock and such Parity Securities shall be required to constitute a quorum of such Exchangeable Preferred Stock and such Parity Securities. Notwithstanding the provisions of this paragraph, no such special meeting shall be called during the period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

                    (iv) During any Default Period, the Holders of Common Stock of the Corporation, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect all of the directors unless and until the Holders of Exchangeable Preferred Stock and Parity

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Securities so entitled shall have  exercised  their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the Holders of Exchangeable Preferred Stock and such Parity Securities shall continue in office until the earlier of (A) such time as their successors shall have been elected by such Holders or (B) the expiration of the Default Period, and (y) any vacancy in the Board may be filled by vote of the remaining director or directors, if any, theretofore elected by the Holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph to directors elected by the Holders of a particular class or classes of stock shall include directors elected by such director or directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                     (v)   Immediately upon the expiration of a Default
Period (x) the right of the Holders of Exchangeable Preferred Stock to elect directors shall cease, (y) the term of office of any directors elected by the Holders of Exchangeable Preferred Stock and such Parity Securities as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Restated Certificate or bylaws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (i) of this paragraph (c) (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate or by-laws of the Corporation).

                  (e)In any case in which the Holders of Exchangeable Preferred Stock shall be entitled to vote pursuant to this Section 5 or pursuant to Delaware law, each Holder of Exchangeable Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Exchangeable Preferred Stock held.


         SECTION 6.  Redemption.

         (a) (Optional Redemption). (i) After January 15, 2002, the Corporation may, at its option, redeem all or from time to time any part of the shares of Exchangeable Preferred Stock, out of funds legally available therefor, in the manner provided for in Section 6(c) at the following redemption prices per share (expressed as a percentage of the liquidation preference thereof), plus an amount equal to accrued and unpaid dividends, if any, up to but excluding the date fixed for redemption ("Optional Redemption Price"), if redeemed during the twelve-month period commencing immediately after January 15 of the years indicated below:

                                                           Redemption
Year                                                       Price

2002.....................................................  105.688%
2003.....................................................  104.550
2004.....................................................  103.413
2005.....................................................  102.275
2006 ....................................................  101.138
2007 and thereafter .....................................  100.000

; provided that no redemption pursuant to this Section 6(a)(i) shall be authorized or made unless prior thereto full accumulated and unpaid dividends, without duplication, are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Exchangeable Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

                  (ii) In addition to the foregoing paragraph (i), prior to January 15, 2000, the Corporation may, at its option, use the net cash proceeds of one or more of its Public or Rule 144A Equity Offerings to redeem, from any source of funds legally available therefor, in the manner provided for in
Section 6(c) hereof, up to 35% of the outstanding shares of Exchangeable Preferred Stock at a redemption price of 11.375% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date) (the "Cash Proceeds Redemption Price"); provided, however, that after any such redemption, the aggregate liquidation preference of Exchangeable Preferred Stock outstanding must equal at least $130 million. Any such redemption pursuant to this Section 6(a)(ii) must occur on or prior to 60 days after the receipt by the Corporation of the proceeds of each Public Equity Offing.

                   (iii) In the event of a redemption pursuant to Section 6(a)(i) or 6(a)(ii) hereof of only a portion of the then outstanding shares of the Exchangeable Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Exchangeable Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Corporation.

         (b) (Mandatory Redemption). On January 15, 2009, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in Section 6(c) hereof, all of the shares of the Exchangeable Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

         (c) (Procedures for Redemption). (i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Exchangeable Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Exchangeable Preferred Stock at such Holder's address as it appears on the stock register of the Corporation, provided that no failure to give such notice nor any deficiency thereon shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose Notice was defective. The Redemption Notice shall state:

                     (1) whether the redemption is pursuant to
                  Section 6(a)(i), 6(a)(ii) or 6(b) hereof;

                     (2) the Optional Redemption Price, the Mandatory Redemption Price or the Cash Proceeds Redemption Price, as the case may be;

                     (3) whether all or less than all the outstanding  shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of the Exchangeable Preferred Stock being redeemed;

                     (4) the date fixed for redemption;

                     (5) that the Holder is to surrender to the Corporation,  in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Exchangeable Preferred Stock to be redeemed; and

                     (6) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price, the Mandatory Redemption Price or the Cash Proceeds Redemption Price, as the case may be.

                    (ii) Each Holder of Redeemable Preferred Stock shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, Mandatory Redemption Price or Cash Proceeds Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed a new certificate shall be issued representing the unredeemed shares.

                   (iii) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Exchangeable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price, the Mandatory Redemption Price or the Cash Proceeds Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (c)(i) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, the Mandatory Redemption Price or the Cash Redemption Price, as the case may be, without interest.

         SECTION 7.  Change of Control.

         (a) The Corporation will commence an Offer to Purchase (as defined in paragraph (b)) all of the outstanding shares of Exchangeable Preferred Stock within 15 days after the occurrence of a Change of Control (as defined in paragraph (f)(i)).

         (b) "Offer to Purchase" means a written offer ("Offer") to each Holder at such holder's address appearing in the stock books of the Corporation on the date of the Offer, offering to purchase in cash all outstanding shares of Exchangeable Preferred Stock at a purchase price equal to 101% of the liquidation preference of the Exchangeable Preferred Stock plus, without duplication, accrued and unpaid dividends, if any. Unless otherwise required by applicable law, the Offer shall specify an expiration date ("Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date ("Purchase Date") for purchase of Exchangeable Preferred Stock within five Business Days after the Expiration Date. The Offer shall be sent by first class mail by the Corporation. The Offer shall contain information concerning the business of the Corporation and its Subsidiaries which the Corporation in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be furnished to Holders pursuant to Section 10(e) (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Corporation's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Corporation to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Corporation to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Exchangeable Preferred Stock pursuant to the Offer to Purchase. The Offer shall also state:

                  (1)  the Expiration Date and the Purchase Date;

                  (2) the aggregate liquidation preference of the outstanding shares of Exchangeable Preferred Stock offered to be purchased by the Corporation (the "Purchase Amount") pursuant to the Offer to Purchase;

                  (3) the liquidation preference per share of Exchangeable Preferred Stock and the purchase price to be paid by the Corporation (the "Purchase Price") for each share accepted for payment;

                  (4) that the Holder may tender all or any portion of the shares of Exchangeable Preferred Stock registered in the name of such Holder and that any portion of Exchangeable Preferred Stock tendered must be tendered in whole shares;

                  (5) the place or places where shares of Exchangeable Preferred Stock are to be surrendered for tender pursuant to the Offer to Purchase;

                  (6) that dividends on any shares of Exchangeable Preferred Stock not tendered or tendered but not purchased by the Corporation pursuant to the Offer to Purchase will continue to accumulate;

                  (7) that on the Purchase Date the Purchase Price will become due and payable upon each share of Exchangeable Preferred Stock being accepted for payment pursuant to the Offer to Purchase and that dividends thereon shall cease to accrue on and after the Purchase Date;

                  (8) that each Holder electing to tender a share of Exchangeable Preferred Stock pursuant to the Offer to Purchase will be required to surrender such share at the place or places specified in the Offer prior to the close of business on the Expiration Date (such share being, if the Corporation so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (9) that Holders will be entitled to withdraw all or any portion of Exchangeable Preferred Stock tendered if the Corporation receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Exchangeable Preferred Stock that the Holder tendered, the certificate number representing the shares of Exchangeable Preferred Stock that the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (10) that the Corporation shall purchase all shares of Exchangeable Preferred Stock duly tendered and not withdrawn pursuant to the Offer to Purchase; and

                  (11)  that  in  the  case  of  any  Holder   whose  shares  of
         Exchangeable Preferred Stock are purchased only in part, the Corporation will issue to the Holder of such shares without service charge a new certificate representing the unpurchased shares of Exchangeable Preferred Stock.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         (c) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Exchangeable Preferred Stock in connection with an Offer to Purchase.

         (d) On the Purchase Date the Corporation shall (1) accept for payment the shares of Exchangeable Preferred Stock validly tendered pursuant to the Offer to Purchase, (3) pay to the Holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the shares of Exchangeable Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the shares of Exchangeable Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Purchase Date.

         (e) If the purchase of the Exchangeable Preferred Stock would violate or constitute a default under any Indebtedness of the Corporation, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the Change of Control, the Corporation shall either (1) repay in full all such Indebtedness and terminate all commitments outstanding under any credit agreements or (2) obtain the requisite consents, if any, under such

Indebtedness required to permit the repurchase of Exchangeable Preferred Stock required by this Section 7. Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not make, and shall not be obligated to make, any Offer to Purchase; provided that the Corporation's failure to comply with the provisions of this Section 7(e) shall constitute a Voting Rights Triggering Event; which shall provide the exclusive remedy at law or in equity of the Holders of Exchangeable Preferred Stock for any such failure.

         (f) (i) A "Change of Control" means the occurrence of any of the following:

         (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principal Shareholders or their Related Parties),

         (b) the adoption of a plan relating to the liquidation or dissolution of the Corporation,

         (c) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than one or more of the Principal Shareholders and their Related Parties) of 40% or more of the voting power of the voting stock of the Corporation by way of merger or consolidation or otherwise, provided that such acquisition will not constitute a "Change of Control" unless or until such Person or group owns, directly or indirectly, more of the voting power of the voting stock of the Corporation than the Principal Shareholders and their Related Parties, or

         (d) the Continuing Directors cease for any reason to constitute a majority of the directors of the Corporation then in office.

For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Corporation shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  (ii) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) is a member of that Board of Directors on the Issue Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors at the Issue Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.

                  (iii) "Immediate Family Member" means, with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

         (iv)  "Principal  Shareholders"  means  Steven B.  Dodge and  Thomas H.
Stoner.

         (v) "Related Party" with respect to any Principal Shareholder means (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Principal Shareholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal Shareholder or an Immediate Family Member, or (iii) any Person employed by the Corporation in a management capacity as of the Issue Date.

         SECTION 8. Exchange Provisions. (a) Shares of Exchangeable Preferred Stock will be exchangeable at the option of the Corporation, out of funds legally available therefor, in whole but not in part, on any Dividend Payment Date (any such Dividend Payment Date on which such exchange is or is to be made, the "Debenture Exchange Date"), through the issuance of the Corporation's 11 3/8% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures") to be substantially in the form set forth in the Indenture (as defined below) in redemption of and in exchange for shares of Exchangeable Preferred Stock, in the manner provided in this Section 8. The Exchange Debentures will be subject to the terms and conditions of the indenture dated as of January 30, 1997 (the "Indenture") between the Corporation and the Trustee, a copy of which is on file with the secretary of the Corporation at the principal executive offices of the Corporation, as amended in accordance with the provisions of Section 5(b). The "Trustee" is Fleet National Bank or any successor Trustee appointed in accordance with the terms of the Indenture.

         (b) Holders of the Exchangeable Preferred Stock will be entitled to receive Exchange Debentures at the rate of $1.00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Exchangeable Preferred Stock, including, to the extent necessary, Exchange Debentures in principal amounts less than $1,000, provided that the Corporation shall have the right, at its option, to pay cash in an amount equal to the principal amount of that portion of any Exchange Debenture that is not an integral multiple of $1,000 instead of delivering an Exchange Debenture in a denomination of less than $1,000. Such exchange may be made only if, at the time of the exchange, (i) the Corporation shall be in compliance with Section 8(d), (ii) there shall be funds legally available sufficient therefor; and (iii) immediately after giving effect to such exchange, no Default or Event of Default (as defined in the Indenture) would exist under the Indenture and no default or event of default would exist under the terms of any other of the Corporation's Indebtedness.

         (c) The Corporation will mail notice of its intention to exchange through such an exchange to each Holder of record of the Exchangeable Preferred Stock not less than thirty (30) nor more than sixty (60) days before the Debenture Exchange Date. Such notice shall be given by first class mail, postage prepaid, to the Holders of record of shares of Exchangeable Preferred Stock at their respective addresses as the same shall appear on the stock transfer books of the Corporation, specifying the Debenture Exchange Date and the place where certificates for shares of Exchangeable Preferred Stock are to be surrendered for Exchange Debentures and stating that dividends on shares of the Exchangeable Preferred Stock will cease to accrue on the Debenture Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings for exchange with respect to the other Holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice. If notice of exchange has been given pursuant to this subsection then (unless the Corporation defaults in issuing Exchange Debentures in exchange for the Exchangeable Preferred Stock or fails to pay or set aside for payment accumulated and unpaid dividends on the
Exchangeable Preferred Stock as set forth in subsection (d) below and notwithstanding that any certificates for shares of Exchangeable Preferred Stock have not been surrendered for exchange) on the Debenture Exchange Date the Holders of Exchangeable Preferred Stock will cease to be stockholders with respect to such shares and will have no interests in or claims against the Corporation by virtue thereof (except the right to receive Exchange Debentures in exchange therefor and accumulated and unpaid dividends on the Exchangeable Preferred Stock to the Debenture Exchange Date and, if the Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000) and will have no voting, conversion or other rights with respect to such shares, and all shares of Exchangeable Preferred Stock will no longer be outstanding.

         Upon the surrender (and endorsement, if required by the Corporation) in accordance with such notice of the certificate for shares of Exchangeable Preferred Stock, such certificates shall be exchanged for Exchange Debentures and such accumulated and unpaid dividends in accordance with this paragraph (c).

         (d) No shares of Exchangeable Preferred Stock may be exchanged for Exchange Debentures unless the Corporation has paid (or is deemed to have paid) or, if payable in cash, set aside for the benefit of the Holders of the Exchangeable Preferred Stock all accumulated and unpaid dividends on the Exchangeable Preferred Stock to the Debenture Exchange Date (including an amount equal to a prorated dividend for the period from the Dividend Payment Date to the Debenture Exchange Date).

         SECTION 9. No Exchange in Certain Cases. Notwithstanding the foregoing provisions of Section 8, the Corporation shall not be entitled to exchange the Exchangeable Preferred Stock for Exchange Debentures if such exchange, or any term or provision of the Indenture or the Exchange Debentures, or the performance of the Corporation's obligations under the Indenture or the Exchange Debentures, shall materially violate or conflict with any applicable law or agreement or instrument then binding on the Corporation or if, at the time of such exchange, the Corporation is insolvent or if it would be rendered insolvent by such exchange.

         SECTION 10.  Certain Additional Provisions.

         (a) (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) or issue any preferred stock, except that the Corporation may:

         (x) issue (i) preferred stock that is not Disqualified Stock at any time (subject to Section 5(a)(i)), and (ii) additional shares of Exchangeable Preferred Stock in lieu of cash dividends as provided in
         Section 3(a) hereof, and

         (y) incur Indebtedness or issue Disqualified Stock (subject to Section 5(a)(i), if the Debt to EBITDA Ratio of the Corporation and its Restricted Subsidiaries at the time of incurrence of such Indebtedness or issuance of such Disqualified

         Stock, after giving pro forma effect thereto, is 7.0:1 or less.

         The foregoing limitations shall not apply to the incurrence of any of the following:

         (i) Senior Bank Debt (including guarantees thereof by the Corporation's Subsidiaries) pursuant to either of the Credit Agreements;

         (ii) Existing Indebtedness;

         (iii)Indebtedness represented by (1) the Exchange Debentures, and (2) guarantees by Restricted Subsidiaries of (A) Senior Bank Debt and (B) any other Indebtedness of the Corporation permitted to be incurred under this Certificate of Designation;

         (iv) Refinancing Indebtedness, provided that the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness or amount of Disqualified Stock so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of expenses incurred and premiums paid in connection therewith);

         (v) intercompany Indebtedness between the Corporation and any of its Restricted Subsidiaries or among its Restricted Subsidiaries, or Equity Interests issued by a Restricted Subsidiary in conformity with Section 10(c);

         (vi) Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding; and

         (vii) additional Indebtedness of the Corporation, which may be guaranteed by any of its Restricted Subsidiaries, in an aggregate outstanding principal amount not to exceed $20,000,000 at any time.

         (b) (Limitation on Restricted Payments). The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend, or make any other distribution or payment, on any Junior Securities of the Corporation or on any Equity Interests of any Restricted Subsidiary (other than dividends or distributions payable by the Corporation in Junior Securities (other than Disqualified Stock) of the Corporation or by a Restricted Subsidiary in Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary or dividends or distributions payable to the Corporation or any Restricted Subsidiary);

         (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities of the Corporation or any Equity Interests of any Restricted Subsidiary or other Affiliate of the Corporation (other than any Equity Interests owned by the Corporation or any Restricted Subsidiary); or

         (iii) make an Investment other than (a) a Permitted Investment or (b) Investments of the Corporation or any Restricted Subsidiary in the Corporation or any Restricted Subsidiary;

(any payment made for any of the foregoing purposes being herein referred to as a "Restricted Payment"), unless:

         (I) at the time of and immediately after giving effect to the proposed Restricted Payment, no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof,

         (II) the Corporation would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Debt to EBITDA Ratio test contained in Section 10(a), and

         (III) at the time of and immediately after giving effect to the proposed Restricted Payment (valued at its Fair Market Value, if other than cash), the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clauses (2) and (3) of the following paragraph) declared or made after December 31, 1995 shall not exceed the sum of

                  (A) an amount equal to the Corporation's EBITDA cumulated from December 31, 1995 to the end of the Corporation's most recently ended full fiscal quarter, taken as a single accounting period, less 1.4 times the sum of (i) the Corporation's Consolidated Interest Expense from December 31, 1995 to the end of the Corporation's most recently ended full fiscal quarter, taken as a single accounting period, plus (ii) all dividends or other distributions paid or made by the Corporation or any Restricted Subsidiary on any Disqualified Stock of the Corporation or any of its Subsidiaries during such period, plus

                  (B) an amount equal to the aggregate sum of all net cash proceeds received after December 31, 1995 by the Corporation from the issuance and sale of Junior Securities (other than any Disqualified Stock and other than to Restricted Subsidiaries) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Junior Securities of the Corporation pursuant to clause (2) in the next paragraph, plus

                  (C) the aggregate net proceeds received after December 31, 1995 by the Corporation and its Restricted Subsidiaries from the sale or disposition of any Investment other than a Permitted Investment.

         The foregoing provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have been permitted by the provisions of this Certificate of Designation;

         (2) the redemption, repurchase, retirement or other acquisition for value of any Junior Securities of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Corporation or a Restricted Subsidiary) of Junior Securities of the Corporation (other than Disqualified Stock); or

         (3) Restricted Payments made or paid since December 31, 1995 in an aggregate amount not exceeding $10,000,000.

Payments made pursuant to clause (1) above shall nevertheless be considered Restricted Payments for purposes of computing the aggregate amount of Restricted Payments under clause (III) of the preceding paragraph. For purposes of clause
(B) of the preceding paragraph, the conversion or exchange of Indebtedness or Disqualified Stock of the Corporation into Junior Securities of the Corporation (other than into Equity Interests constituting Indebtedness or Disqualified Stock) shall be deemed to be the issuance and sale by the Corporation of such Junior Securities at the time of such conversion or exchange for net cash proceeds equal to the net cash proceeds originally received by the Corporation for the Indebtedness or Disqualified Stock so converted or exchanged (or received by the Corporation for any other Indebtedness or Disqualified Stock previously converted into or exchanged for such Indebtedness or Disqualified Stock), plus any additional net cash proceeds received by the Corporation upon such conversion or exchange (or such previous conversion or exchange) and less any cash paid by the Corporation in connection therewith.

         (c) (Limitation on Restricted Subsidiary Equity Interests). The Corporation will not permit any Restricted Subsidiary to issue any Equity Interests, except for (i) Equity Interests issued to and held by the Corporation or a Restricted Subsidiary, and (ii) Equity Interests issued by a Person prior to the time that (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

         (d) (Provision of Financial Information). Whether or not required by the rules and regulations of the SEC, so long as any shares of Exchangeable Preferred Stock are outstanding, the Corporation will furnish to the Holders of Exchangeable Preferred Stock:

         (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's independent certified public accountants, and

         (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Corporation were required to file such reports.

In addition, whether or not required by the rules and regulations of the SEC, the Corporation will file a copy of all such information with the SEC for public availability (unless the SEC will not accept such filing) and make such information available to investors who request it in writing.

         SECTION 11. Status of Reacquired Shares. If shares of the Exchangeable Preferred Stock are redeemed pursuant to Section 6 or Section 7 hereof or exchanged pursuant to Section 8 hereof, the shares so redeemed or exchanged shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Corporation.

         SECTION 12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by first class mail, postage prepaid, or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by first class mail, postage prepaid, or express (overnight, if possible) courier, addressed (i) in the case of a Holder of the Exchangeable Preferred Stock, to such Holder's address of record, and (ii) in the case of the Corporation, to the Corporation's principal executive offices to the attention of the Corporation's Chief Executive Officer and Chief Financial Officer.

         SECTION 13. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Exchangeable Preferred Stock set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Corporation and the vote or consent of the Holders of a majority of the shares of Exchangeable Preferred Stock then outstanding, and any amendment or waiver so effected shall be binding upon the Corporation and all Holders of the Exchangeable Preferred Stock.

         SECTION 14. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Acquired Debt" means with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

                  "Additional Dividends" has the meaning assigned thereto in Section 3(c)(i).

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Board of Directors" means the board of directors of the Corporation or any duly authorized committee of that board.

                  "Broadcast   Assets"  means  assets  used  or  useful  in  the
         ownership or operation of an AM or FM radio station.

                  "Broadcast License" means an authorization issued by the FCC for the operation of an AM or FM radio station.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Capital Lease Obligation" means, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or capital stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of less than one year from the date of acquisition,
         (iii) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities of less than one year and overnight bank deposits, in each case with any lender party to either of the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or

         Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and in each case maturing within nine months after the date of acquisition.

                  "Cash Proceeds Redemption Price" has the meaning assigned thereto in Section 6(a)(ii).

                  "Change of Control" has the meaning assigned thereto in Section 7(f).

                  "Consolidated Interest Expense" means, without duplication, with respect to any period, the sum of (i) the interest expense and all capitalized interest of the Corporation and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation, (a) amortization of debt discount, (b) the net cost under interest rate contracts (including amortization of debt discount), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of any Capital Lease Obligation paid or accrued or scheduled to be paid or accrued by the Corporation during such period, determined on a consolidated basis in accordance with GAAP.

                  "Credit Agreements" means the $550,000,000 Credit Agreement and the $350,000,000 Credit Agreement, each dated as of January 24, 1997 among the Corporation, The Bank of New York, as Collateral Agent and Administrative Agent, and the Co-Syndication Agents, the Managing Agents, the Agent and the Co-Agents named therein and the lenders parties thereto, including (i) any related notes, guarantees (including guarantees by the Corporation's Subsidiaries), collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees (including guarantees by the Corporation's Subsidiaries), collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

                  "Debenture Exchange Date" has the meaning assigned thereto in Section 8(a).

                  "Debt to EBITDA Ratio" means, with respect to any date, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness (excluding Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding) of the Corporation and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all outstanding Disqualified Stock of the Corporation and its Restricted Subsidiaries as of such date (excluding any such Disqualified Stock held by the Corporation or a Wholly Owned Restricted Subsidiary), to
         (b) EBITDA of the Corporation and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis after giving effect to each acquisition or disposition of assets made by the Corporation and its Restricted Subsidiaries from the beginning of such four-quarter period through such date as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

                  "Default Period" means has the meaning assigned thereto in Section 5(c)(i).

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof (other than upon a Change of Control of the Corporation in circumstances where the Holders of the Securities would have similar rights), in whole or in part on or prior to one year after January 15, 2009. The amount of Disqualified Stock shall be the greater of the liquidation preference or mandatory or optional redemption price thereof.

                  "Dividend Default" has the meaning assigned thereto in Section 5(e)(i).

                  "Dividend Payment Date" has the meaning assigned thereto in Section 3(a).

                  "Dividend Period" means the period from the Issue Date to and including the first Dividend Payment Date and thereafter each quarterly period commencing on each April 16, July 16, October 16, and January 16 and ending on the next succeeding Dividend Payment Date.

                  "EBITDA" of a specified person means, for any period, the consolidated net income of such specified Person and its Restricted Subsidiaries for such period:

                  (i) plus (without duplication and to the extent involved in computing such consolidated net income) (a) interest expense,
                  (b)  provision  for  income  taxes,   (c)   depreciation   and
                  amortization and other non-cash charges (including amortization of goodwill and other intangibles and barter expenses), (d) EBITDA of Sponsored Investees (where such Person is the Corporation), and (e) local marketing agreement expenses; and

                  (ii) minus (without duplication and to the extent involved in computing such consolidated net income) (a) any gains (or plus losses), together with any related provision for taxes on such gains or losses, realized in connection with any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), (b) any non-cash or extraordinary gains (or plus losses), together with any related provision for taxes on such extraordinary gains or losses, (c) the amount of any cash payments related to non-cash charges that were added back in determining EBITDA in any prior period, (d) barter revenues, and (e) interest attributable to Indebtedness of Sponsored Investees (where such Person is the Corporation) that is owed to the Corporation or a Restricted Subsidiary, together with any taxes attributable thereto;

         provided that:

                  (i) the net income of any other Person (other than a Sponsored Investee) that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

                  (ii) the net income of any other Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) or is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

                  (iii) the net income (loss) of any other Person acquired after the Issue Date in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (to the extent otherwise included); and

                  (iv) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business shall be excluded (to the extent otherwise included).

         All of the foregoing will be determined in accordance with GAAP.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any Indebtedness or Disqualified Stock that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

                  "Exchange Debentures" has the meaning assigned thereto in Section 8(a).

                  "Exchange Offer" means a registered offer to exchange any and all shares of the Exchangeable Preferred Stock for a like number of shares (with a liquidation preference equal to that of the surrendered shares) of another series of the Corporation's senior exchangeable preferred stock that has terms identical in all material respects to the Exchangeable Preferred Stock except that (i) such other series of exchangeable preferred stock shall have been registered pursuant to an effective registration statement under the Securities Act and the certificates therefor shall contain no restrictive legends thereon and
         (ii) the certificate of designation governing such other series of exchangeable preferred stock does not need to contain provisions with respect to Additional Dividends, including, without limitation, those contained in Section 3 hereof.

                  "Exchange Offer Registration Statement" means the registration statement filed by the Corporation with the SEC with respect to an Exchange Offer.

                  "Existing Indebtedness" means any outstanding Indebtedness of the Corporation and its Restricted Subsidiaries as of the Issue Date or which thereafter becomes Indebtedness of the Corporation or any of its Restricted Subsidiaries as a result of the merger of EZ Communications, Inc. into the Corporation and which was outstanding Indebtedness of EZ Communications, Inc. or its Subsidiaries on the Issue Date.

                  "Existing Investments" means any Investments of the Corporation and its Restricted Subsidiaries (other than Investments in Unrestricted Subsidiaries) as of the Issue Date or which thereafter becomes an Investment of the Corporation or any of its Restricted Subsidiaries as a result of the merger of EZ Communications, Inc. into the Corporation, and was an Investment of EZ Communications, Inc. or its Subsidiaries on the Issue Date.

                  "Expiration Date" has the meaning assigned thereto in Section 7(b).

                  "EZ Notes" means the 9 3/4% Senior Subordinated Notes Due 2005 issued pursuant to the Indenture, dated as of November 21, 1995, between State Street Bank and Trust Company, as Trustee, and EZ Communications, Inc. as such Indenture has been and may be amended or supplemented, and as assumed by the Corporation in connection with the merger of EZ Communications, Inc.
         into the Corporation.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. All determinations of Fair Market Value shall be made by the Board of Directors of the Corporation and shall be evidenced by a resolution of such Board set forth in an Officers' Certificate.

                  "FCC" means the Federal Communications Commission, as from time to time constituted, created under the Federal Communications Act of 1934, or, if at any time after the filing of this Certificate of Designation, the FCC is not existing and performing the duties now assigned to it under such act, then the body performing such duties at such time.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and
         (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holders" means a Holder of shares of Exchangeable Preferred Stock as reflected in the stock books of the Corporation.

                  "incur" means, with respect to any obligation of any Person, to create, issue, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for any Indebtedness (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing).

                  "Indenture" has the meaning assigned thereto in
         Section 8(a).

                  "Indebtedness" means, with respect to any Person, whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Hedging Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, and (vi) to the extent not otherwise included, any guarantee by such person of any other Person's indebtedness or other obligations described in clauses (i) through (v) above.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Issue Date" means the date of original issuance of the Exchangeable Preferred Stock.

                  "Junior Securities" has the meaning assigned thereto in Section 1.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the "Uniform Commercial Code" (or equivalent statutes) of any jurisdiction).

                  "Mandatory Redemption Price" has the meaning assigned thereto in Section 6(b).

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer to Purchase" has the meaning assigned thereto in Section 7(b).

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, President, a Chief Operating Officer, a Vice President, or the Chief Financial Officer and, without duplication, by the Treasurer, an Assistant Treasurer, Controller, the Secretary or an Assistant Secretary, of the Corporation.

                  "Optional Redemption Price" has the meaning assigned thereto in Section 6(a).

                  "Parity Securities" has the meaning assigned thereto in
         Section 1.

         "Permitted Investment" means:

         (i) any Investment in the Corporation or any Wholly Owned Restricted Subsidiary;

         (ii) any Investment in Cash Equivalents;

         (iii) any  Investment  in a Person if, as a result of such  Investment,
         (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Corporation, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Corporation or one of its Wholly Owned
         Restricted Subsidiaries and the Corporation or such Wholly Owned Restricted Subsidiary is the Surviving Person or the Surviving Person becomes a Wholly Owned Restricted Subsidiary, or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Corporation or one of its Wholly Owned Restricted Subsidiaries;

         (iv) any Investment in a Sponsored Investee as contemplated by clause
         (ii) of the definition of "Sponsored Investee";

         (v) any Investment in accounts and notes receivable acquired in the ordinary course of business;

         (vi) notes from employees issued to the Corporation representing payment of the exercise price of options to purchase capital stock of the Corporation;

         (vii) investments in Tower Parent and Tower (excluding Existing Investments) aggregating up to $25,000,000 in cash and/or property made within two years from the Issue Date, provided that at the time of and immediately after giving effect to each proposed Investment, (a) each of Tower Parent and Tower is an Unrestricted Subsidiary, (b) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof and (c) the Debt to EBITDA Ratio of the

         Corporation and its Restricted Subsidiaries is 7.0:1 or less;

         (viii) Investments in Unrestricted Subsidiaries represented by shares of Capital Stock (other than Disqualified Stock) of the Corporation or assets and property acquired in exchange for Capital Stock (other than Disqualified Stock) of the Corporation; and

         (ix) any Existing Investment.

Any Investment in an Unrestricted Subsidiary shall not be a Permitted Investment unless included in clauses (i) through (ix) above.

                  "Permitted Sponsored Investee Indebtedness" means Indebtedness of a Sponsored Investee to a Person other than the Corporation or a Wholly Owned Restricted
         Subsidiary, provided that:

                  (a) such Indebtedness ranks junior in right of payment to the Investments of the Corporation and any Wholly Owned Restricted Subsidiary in the
                  Sponsored Investee:

                  (b) the net proceeds of such Indebtedness (other than indebtedness of The Ten Eighty Corporation in an aggregate principal amount not exceeding $2,000,000 (exclusive of accrued and unpaid interest) owed to an Affiliate of such corporation and outstanding on the Issue Date) are utilized to reduce the amount outstanding on the Corporation's or a Wholly Owned Restricted Subsidiary's Investments in the Sponsored Investee;

                  (c) the terms of such Indebtedness do not restrict the ability of the Sponsored Investee to make any payments to the Corporation or a Wholly Owned Restricted Subsidiary; and

                  (d) if such Sponsored Investee becomes a Restricted Subsidiary, such Indebtedness is refinanced by the Corporation (and no longer outstanding to such other Person) prior to or simultaneously with the Sponsored Investee becoming a Restricted Subsidiary.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Public or 144A Equity Offering" means an underwritten public offering, or an exempt offering made on a firm commitment basis by initial purchasers the substantial majority of which is contemplated to be resold by the initial purchasers pursuant to Rule 144A under the
         Securities Act, of Equity Interests (other than Indebtedness or Disqualified Stock) of a Person, the net proceeds from which (after deducting any underwriting discounts and commissions) exceeds $10,000,000.

                  "Purchase Date" has the meaning assigned thereto in Section 7(b).

                  "Redemption Date" , with respect to any shares of Senior Exchangeable Preferred Stock, means the date on which such shares of Senior Exchangeable Preferred Stock are redeemed by the Corporation.

                  "Redemption Notice" has the meaning assigned thereto in
         Section 6(c).

                  "Refinancing Indebtedness" means (i) Indebtedness of the Corporation or any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness or Disqualified Stock incurred by the Corporation in accordance with the terms of this Certificate of Designation, and (ii) Indebtedness of any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other

         Indebtedness or Disqualified Stock of the Corporation or any Restricted Subsidiary in accordance with the terms of this Certificate of Designation.

                  "Restricted Payment" has the meaning assigned thereto in
         Section 10(b).

                  "Restricted Subsidiary" means a Subsidiary of the Corporation other than an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as it may be amended and any successor act thereto.

                  "Senior Bank Debt" means (i) the Indebtedness outstanding under either of the Credit Agreements, provided that Senior Bank Debt under this clause (i) shall not exceed the difference between (a) the sum of $750,000,000 plus the aggregate principal amount (up to $150,000,000) of borrowings incurred under the applicable Credit Agreement to finance the repurchase by the Corporation of EZ Notes (the "EZ Note Amount") plus any borrowings and letters of credit under either of the Credit Agreements after the Issue Date to the extent that such borrowings or letters of credit at the time of incurrence or issuance, as the case may be, resulted in combined Indebtedness under the Credit Agreements exceeding the sum of $750,000,000 plus the EZ Note Amount and to the extent that such borrowings or letters of credit at the time of incurrence or issuance, as the case may be, were permitted under Section 10(a) and (b) the aggregate amount of net proceeds from asset sales applied to permanently reduce the level of permitted borrowings under either of the Credit Agreements pursuant to the terms of any of the Corporation's outstanding Indebtedness and (ii) all Obligations incurred by or owing to the holders or their agent or representatives of such Indebtedness outstanding under either of the Credit Agreements (including, but not limited to, all fees and expenses of counsel and all other interest, charges, fees and expenses).

                  "Senior Securities" has the meaning assigned thereto in
         Section 1.

                  "Shelf Registration Statement" means a registration statement filed by the Corporation with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering all of the securities to be registered pursuant to an Exchange Offer.

         "Sponsored Investee" means a Person:

                  (i) which owns or acquires Broadcast Assets
                  (including a Broadcast License);

                  (ii) which either (A) obtains substantially all of the funds required for such acquisition (other than capital contributions from the stockholders of such Person) and for the physical improvement of such Broadcast Assets approved by the Corporation at the time of such acquisition, from the proceeds of Investments by the Corporation in such Person or
                  (B) receives all or a portion of the purchase price for such assets, in either case, in the form of Indebtedness bearing interest at a rate of not less than the lesser of 10% per annum or the prime rate plus 1% per annum;

                  (iii) in respect of which the Corporation has a right to acquire either (A) all of such Person's Equity Interests outstanding on the acquisition date or (B) such Broadcast Assets (including such Broadcast License), subject, in either case to no conditions other than customary closing conditions, including without limitation compliance with the rules and regulations of the FCC relating to acquisitions of Broadcast Licenses and any

                  Federal laws restricting the number of Broadcast Licenses or share of a market which any Person may own or control;

                  (iv) in which the Corporation has the right to share in not less than 75% of the appreciation in value of the Broadcast Assets, subject to the right of the stockholders of the Sponsored Investee to receive a return on their capital contribution which is not greater than the annual interest rate on the Indebtedness owed to the Corporation;

                  (v) which has agreed that it will not --

                       (a) incur or be liable for any Indebtedness, except for Investments owned by the Corporation and Permitted Sponsored Investee Indebtedness,

                       (b) make any Investments, except Investments of the type mentioned in clauses (ii), (iv) and (v) of the definition of Permitted Investments,

                       (c) declare or pay any dividend or other distribution on any of its Equity Interests or purchase, redeem or otherwise acquire or retire for value any of its Equity Interests, other than Equity Interests owned by the Corporation or any Restricted Subsidiary,

                       (d) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or to the Corporation or any Restricted Subsidiary, or

                       (e) permit to exist any Liens, except Permitted Liens or Liens in favor of the Corporation or any Restricted Subsidiary;

                  (v) which has employed a general manager of each radio station owned by such Person who has, in the reasonable opinion of the Corporation's Board of Directors, experience commensurate with that which the Corporation would expect of its radio station general managers; and

                  (vi) which has agreed that not less than 90% of the excess of its cumulative cash flow from operations that exceeds $500,000 will be used to meet its obligations on the Investments in it held by the Corporation or to prepay such Investments, except such portion of its cash flow which is used to purchase property, plant and equipment (a) in the ordinary course of business and approved by the Corporation (to the extent permitted by FCC regulations) or (b) pursuant to plans approved in writing by the Corporation at the time the Person became a Sponsored Investee.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tower" means American Tower Systems Inc., a Delaware corporation.

                  "Tower Parent" means American Tower Systems Holding Corporation, a Delaware corporation.

                  "Unrestricted  Subsidiary" means (i) Tower, (ii) Tower Parent,
         (iii) Radio Data Group, Inc., a Virginia corporation, (iv) American Merger Corporation, a Delaware corporation, (v) any Subsidiary of the Corporation that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Corporation, as provided below) and (vi) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Corporation may designate any Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Corporation nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Corporation or any Restricted Subsidiary of the Corporation unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Corporation or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Corporation (the "Third Party Value") or, in the event such condition is not satisfied, an amount equal to the value of the portion of such agreement, contract, arrangement or understanding to such Subsidiary in excess of the Third Party Value shall be deemed a Restricted Payment, and (d) such
         Unrestricted Subsidiary does not own any Capital Stock of any Subsidiary of the Corporation that has not theretofore been or is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Corporation shall be evidenced by a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Corporation could incur $1.00 of additional Indebtedness pursuant to the restrictions under Section 10(a) and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Subsidiary is designated a Restricted Subsidiary.

                  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Corporation nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Corporation or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any Holder of any Indebtedness of the Corporation or any Restricted Subsidiary to declare, a default on such Indebtedness of the Corporation or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Voting Rights Triggering Event" has the meaning assigned thereto in Section 5(c).

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation or a Surviving Person of any Disposition involving the Corporation, as the case may be.

         IN WITNESS WHEREOF, American Radio Systems Corporation has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 29th day of January, 1997.


                            AMERICAN RADIO SYSTEMS CORPORATION


                            By:
                               ----------------------------------------
                               Name:
                               Title:



ATTEST:



------------------------------

Name:
Title:  Secretary